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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


     FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported) April 14, 2003

          FIRST CANADIAN AMERICAN HOLDING CORPORATION
                        (FORMERLY ADATOM.COM INC.)
     (Exact name of registrant as specified in its charter)


ONTARIO                         000-22967               43-17719999
(State or other jurisdiction
of incorporation)           (Commission File Number)  (IRS Employer
                                                   Identification No.)


             6021 YONGE STREET, SUITE 212, TORONTO, ONTARIO M2M3W2
            (Address of principal executive offices)

      Registrants telephone number, including area code 416-918-2209


ITEM 1:   Changes in Control of Registrant:

None

ITEM 2:   Acquisition or Disposition of Assets:

The Company spun-off 100% of the common and preferred shares of its wholly owned subsidiaries listed below to the shareholders of the Company on the basis of 1 common share of each subsidiary for every 1000 common shares held by the shareholders of the Registrant

Preferred  shares  are  to  be distributed  on  the  basis  of  1 preferred share for every 1000 common shares held by the shareholders of the Registrant.

The record date for the spin-off of shares of these subsidiaries was October 21, 2002.

The Registrant has received CUSIP numbers for these spun off subsidiaries.

The  Company has set as the distribution date, November 1,  2002.
The Company anticipates that NASDAQ will set an ex-dividend date for this matter.

No assurances can be made that the spun-off corporations will emerge as successful companies.

At the record date of spin-off, each subsidiary had approximately
83,000 common shares outstanding and 83,000 preferred shares.

The Company spun-off 100% of the common and preferred shares of its wholly owned subsidiaries listed below to the shareholders of the Company on the basis of 1 common share of each subsidiary for every 1,000 common shares held by the shareholders of the Registrant and 1 preferred share of each company listed below having preferred shares authorized, for every 1000 common shares held by the shareholders of the Registrant:

Farm fresh Food Processors Inc. Ontario Corp. Unlimited common and preferred shares, no par

The Company has been set up to take raw fruits and vegetables and process them using state of the art food processing equipment into ready to eat or ready to use portion for the restaurant and food services industry. The corporation is in the early development stage and marketing has recently commenced. We will buy the freshest produce from the food terminal daily and process it daily to be delivered daily to food services and restaurant industry. We will make salads such as Caesar, garden, oriental, make prepared stir fry's, medley's of vegetables, and just cut and peeled vegetables such as onions, carrots, celery, cucumber, cauliflower, broccoli, lettuce, cabbage and mushrooms. As well we will work with many types of fruits in the same manner.


Form 59 Furniture Design Inc.. Ontario Corp. Unlimited common and preferred shares, no par

The Company has been set up to develop two distinct products catering to the institutional industry:
     1.  An  Internet-based design tool for Architects,  Interior
     Designers and Furniture Retailers.
     2. Customer-specific furniture.

The design tool is the result of management recognizing a critical need for a method of translating a client's specific furniture requirements and specifications, especially in the fragmented engineer-to-order institutional industry, directly into manufacturing machine data without the need for human intervention.

Form  59, through its network of manufacturers, employs a  "pull-
method" - only manufacturing what already has been sold,  and  to
the   exact  client  requirements.  This  unique  business  model achieves the same cost efficiencies as mass production.



ITEM 3:   Legal Proceedings  Bankruptcy or Receivership:

         None.

ITEM 4:   Changes in Registrant's Certifying Accountant:

         None

ITEM 5:   Other Events:

        None

ITEM 6:   Registrant's Directors and Officers:

The Company's current officers and directors are:

Sandy Winick, President/Director
Sandy Winick, Secretary/Director

ITEM 7:   Market for the Registrants Common Equity and Related
Shareholder
Matters:

         Shares of the Registrant trade on the OTC - PK under the symbol FCAHF. Note:

         The Company has not declared any cash dividends on its common stock.

  FORWARD-LOOKING STATEMENTS

  Certain statements under this Item and elsewhere in this Form 8-K and in the exhibits to this Form 8-K are not historical facts but constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements relating to potential growth or to potential increases in revenues and net income through previous, potential or possible mergers; acquisitions;
  license agreements; share exchanges; and joint ventures. These statements often can be identified by the use of terms such as "may", "will", "expect", "anticipate", "estimate", "should", "could", "plans", "believes", "potential", or "continuing", or the negative of these terms. Such forward-looking statements speak only as of the date made and may involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance, achievements or events. Moreover, neither the registrant nor any other person assumes responsibility for the accuracy or completeness of such statements. The registrant disclaims any responsibility to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

                                SIGNATURES


       Pursuant  to  the requirements of the Securities  Exchange
  Act  of 1934, the registrant has duly caused this report to  be
  signed   on  its  behalf  by  the  undersigned  hereunto   duly
  authorized.


                                     FIRST CANADIAN AMERICAN
                                        HOLDING CORPORATION


  Date: April 23, 2003
  By:  /S/ Sandy Winick
           Sandy Winick
           President and Secretary